Exhibit 10.27

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

THIRD AMENDMENT to the

AMENDED AND RESTATED

INTERACTIVE RADIO AND MUSIC SERVICES AGREEMENT

This third amendment (this “Amendment”) to the Agreement (as defined below) is entered into on September 27, 2019 (the “Amendment Execution Date”) and is retroactively effective to October 1, 2018.

WHEREAS, that certain Amended and Restated Interactive Radio and Music Services Agreement (the “Agreement”) was made and entered as of November 22, 2013 with an effective date of July 1, 2012, and has been subsequently amended, by and between [***], a Delaware corporation with offices at [***], and [***], a limited company incorporated in England with offices at [***] (“[***]”), as successor in interest to WEA International Inc. (collectively, “[***]” or “[***]”), on the one hand, and Slacker, Inc., a Delaware corporation, with offices located at 16935 W. Bernardo Dr., Ste. 101, San Diego, CA 92127 (“Slacker” or “Licensee”), on the other hand (together, the “Parties”); and

WHEREAS, the Parties wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1. Term. The Term is hereby extended from October 1, 2018 through and including September 30, 2019 (the “Third Amendment Extension Term”), unless sooner terminated pursuant to the terms of the Agreement. After such Third Amendment Extension Term, the Agreement shall continue for additional successive calendar month periods, unless terminated by either by on no less than thirty (30) days prior written notice (each a “Monthly Renewal Period”), and unless otherwise terminated by either party pursuant to its termination rights under the Agreement (including this Amendment). For the avoidance of doubt, the Monthly Guarantee and content preparation and delivery fee that would otherwise be applicable for the Third Amendment Extension Term and each Monthly Renewal Period (i.e., $2,250 per month) shall be deemed to apply for each month of the Third Amendment Extension Term and each successive month (the “Monthly Guarantee Payments”).

2. Past Payments.

(a) As of the Amendment Execution Date, Slacker agrees and acknowledges that it owes [***] USD $2,921,743.05 and CAD $231,808.10 (collectively the “Outstanding Amount”). In addition to Slacker’s obligations with respect to the Monthly Guarantee and Royalty payments under the Agreement during the Third Extension Term and each Monthly Renewal Period, Slacker agrees and acknowledges to pay to [***] the Outstanding Amount as follows:

(i)	USD $700,000.00 with [***] to receive such amount on, or before, September 27, 2019 (“Initial Payment”); and

(ii)	The remaining balance (i.e., USD $2,221,743.05 and CAD $231,808.10) in 24 equal monthly installments commencing October 30, 2019, with [***] to receive each monthly installment by the end of the applicable month concerned (each an “Installment”). Slacker shall pay such monthly installments on a pro-rata basis to both US and Canada affiliates of [***].

(b) If Slacker fails to pay any Installment or fails to pay amounts owed for the Third Amendment Extension Term or the then-current amount due for any Monthly Renewal Period occurring after the Amendment Execution Date, and fails to cure such non-payment within fifteen (15) days of written notice from [***] about the non-payment, then Slacker agrees that the entire amount of the Outstanding Amount, less the Initial Payment (if received by [***]) and the amount of any Installments received by [***] (the “Balance”), shall become immediately due and payable to [***]. In the event of Slacker’s failure to pay all amounts that become immediately due and payable under the preceding sentence and after the applicable cure period as described above expires without Slacker paying all such amounts due to [***], notwithstanding its termination rights otherwise under the Agreement and without waiving any of its rights or remedies under the Agreement, [***] (i) may terminate the Agreement immediately upon written notice to Slacker and (ii) [***] shall be relieved of its obligations to deliver [***] pursuant to Section 3(e) of the Agreement.

(c) In the event Slacker’s parent, LiveXLive Media, a Delaware corporation (“LXL Media”), raises equity capital (net of offering fees, commissions and expenses) after the Amendment Execution Date, then Slacker shall promptly provide notice thereof to [***] and shall make the following accelerated payment of the Outstanding Amount to [***] as follows (with the remaining balance, if any, payable over the remaining months, if any, during which Installments are due, with each equal Installment adjusted pro-rata accordingly):

Amount of Capital Raised by LXL Media	Accelerated Amount of the Outstanding Amount
< $10M	7.5% of the net proceeds
At least $10M and < $20M	The greater of 7.5% of the net proceeds or 75% of the then-remaining Balance less any payments made pursuant to this Section 2(c)
$20M or more	100% of the then-remaining Balance less any payments made pursuant to this Section 2(c)

For clarity, this Section 2(c) does not apply to LXL Media’s capital raise that occurred prior to or around the Amendment Execution Date. Notwithstanding anything to the contrary in this Amendment, any proceeds of a capital raise by LXL Media intended to be used for an acquisition, whether assets, rights, m&a or other (as announced by LXL Media or otherwise disclosed in its filings with the U.S. Securities and Exchange Commission), shall not apply for purposes of this Section 2(c).

(d) With respect to the Outstanding Amount, [***] has not verified that such amount represents the total amounts due and owing to [***] under the terms of its Agreement and nor shall the receipt of any of the Outstanding Amount represent [***]’s verification of same or authorize, expressly or by implication, any use of [***] Content which [***] has not previously authorized under the terms of the Agreement or this Amendment. Accordingly, Slacker agrees and acknowledges that [***] reserves its rights as to any additional amounts that [***] may be owed under the Agreement (including during the Third Extension Term) and all of its right and claims under the Agreement.

(e) Termination.

[i]	If [***] enters into an agreement with LXL Media or any of its Affiliates other than Slacker, [***] may terminate this Agreement, effective upon written notice to Slacker, in the event of the termination of such other agreement by [***] prior to the expiration of the term thereof due to a breach of such agreement by LXL Media or such other Affiliate party thereto.

[ii]	With respect to direct amounts payable by Slacker to [***] on behalf of [***] consistent with its obligations under the Agreement, Slacker hereby agrees and acknowledges that it shall pay and report on all amounts owed to [***] for periods after the Amendment Execution Date at the same time that it makes payments and reporting to [***] in connection with each Monthly Renewal Period. For amounts owed to [***] prior to the Amendment Execution Date, Slacker agrees that it shall agree upon and execute a repayment plan with [***] as soon as reasonably possible and no later than December 1, 2019, pursuant to which such parties shall agree on the time and manner in which Slacker shall deliver all outstanding amounts and reporting owned to [***]. If Slacker fails to pay and report on all amounts owed to [***] on behalf of [***] after the Amendment Execution Date or fails to pay any amounts agreed upon between Slacker and [***] on behalf of [***] and in connection with the parties’ repayment plan, and Slacker then fails to cure such non-payment within fifteen (15) days of written notice from [***] about the non-payment, then Slacker agrees that the entire balance of the amounts owed to [***] shall become immediately due and payable. Any failure of Slacker to abide by the foregoing commitments and obligations with respect to amounts owed to [***] on behalf of [***] shall be deemed to be in breach of the Agreement as if such action or omission were or were a breach of its payment and reporting obligations to [***] under the Agreement (subject to the same cure period as set forth above).

3. Notices. As of the Amendment Effective Date, all notices directed for the attention of [***] shall be sent to [***] at the following address:

[***]

[***]

[***]

Attn: General Counsel, International

With a concurrent copy to [***]

As of the Amendment Effective Date, all notices directed for the attention of Slacker shall be sent to Slacker at the address of Slacker first stated above, with a concurrent copy to each of (which shall not constitute notice) (i) LiveXLive Media, Inc., 269 South Beverly Drive, Suite #1450, Beverly Hills, CA 90212, Attention: Mike Zemetra, CFO, mzemetra@livexlive.com, and (ii) Foley Shechter Ablovatskiy LLP, 3159 Broadway, 20th Floor, Suite 2001, New York, NY 10018, Attention: Sasha Ablovatskiy, Esq., sablovatskiy@foleyshechter.com.

4. Payments. As of the Amendment Effective Date, Section 7(a) of the Agreement is hereby deleted in the entirety and replaced with following: “All payments under the Agreement (i) in respect of exploitation of [***] Content in the United States or (ii) to comply with Monthly Guarantee or other advance or minimum guarantee obligations, shall be made in United States Dollars (US$) and by wire to: Bank of America, ABA# [***], for the account: Account Name: [***], [***], Account Number: [***], BIC/SWIFT CODE: [***]. Payments of Royalties from exploitations in Canada shall be in United States Dollars (US$) and made by wire to Barclays Bank PLC, Sort code:  [***], IBAN:  [***], Account Name: [***], Account: [***]. In order to calculate the amounts payable pursuant under this Agreement (as well as to calculate amounts recouped against any minimum guarantees or advances) where Provider receives payments in denominations other than in U.S. dollars (US$), the conversion methodology shall be: conversions to be converted using the applicable closing mid spot rate, as reported in the Financial Times (London edition), for the last Wednesday of the applicable accounting period. Any amounts that become past due after the Amendment Execution Date (including subject to the terms of the Amendment) will bear interest daily (beginning as of the date that is one week after the payment was first due under the Agreement (as amended by the Amendment) until paid) at a rate of interest equal to the lesser of: (A) 1.5% per month; or (B) the maximum rate of interest allowed by applicable Law.”

5. Payments to [***]. Notwithstanding anything to the contrary in the Agreement, Slacker agrees and acknowledges with respect to its direct payments to [***] (in lieu of paying such fees to [***]) that such payments shall be applicable solely for Tier 1 Royalties and Slacker shall pay and report to [***] on the basis of the then-applicable statutory royalty fee for the public performance by commercial webcasters for nonsubscription services pursuant to 17 U.S.C. § 114 (e.g., $0.0018 per performance in 2019).

6. Parity. Slacker represents, warrants and covenants that it has not and will not enter into an agreement or other arrangement with any other record label, including [***] and/or [***] (and their respective successors) (each, a “Record Label”) in respect of the payment of any outstanding amounts owed to such Record Labels or the fees otherwise payable to such Record Labels that is more favorable than the payment terms summarized in this Amendment, without limitation, the foregoing shall apply in relation to (i) the payment structure for the resolution of outstanding amounts that are payable to such parties (i.e., the structure of any payments to any other Record Label shall not be structured in a more favorable manner than the Initial Payment and Installment payments in this Amendment and shall only be adjusted on a proportionate basis for amounts owed), (ii) the timing for the payment of any lump-sums or installment payments for such outstanding amounts (i.e., no other Record Label shall have a shorter payment period for the resolution of outstanding balances) and (iii) the acceleration of payments for such outstanding amounts (i.e., no other Record Label shall have a commitment for more favorable acceleration of payments based on any capital raise or other mechanism). If Slacker enters into any such more favorable agreement, Slacker shall so notify [***] promptly in writing, and [***] shall have the right, in its discretion, to incorporate any or all such more favorable terms and conditions into the Agreement, retroactive to the extent applicable from the date such more favorable terms as described in clauses (i), (ii), and (iii) became effective for such other Record Label.

7. Effect of Amendment; Further Amendment. This Amendment is hereby incorporated into and made a part of the Agreement for all purposes thereof. Except as expressly amended by this Amendment, all terms and provisions of the Agreement shall continue and remain in full force and effect and binding upon the Parties thereto. In the event this Amendment conflicts with the Agreement, the terms of this Amendment shall supersede those of the Agreement. No amendment of this Amendment shall be effective unless in writing, executed by all Parties, and expressly identifying the provision(s) to be amended and the changes to be made to such provision(s).

8. Governing Law. This Amendment will be construed in accordance with the laws of the State of New York as applied to contracts made and performed entirely therein.

9. Counterparts. This Amendment may be executed in counterparts, including by way of signatures transmitted by facsimile or pdf, each of which shall be deemed an original and both of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized.

[***]		SLACKER, INC.

By:	/s/ [***]	By:	/s/ Michael Bebel
Name:	[***]	Name:	Michael Bebel
Title:	EVP, General Counsel & Secretary	Title:	Senior Executive Vice President
Date:	September 27, 2019	Date:	September 27, 2019

[***]

By:	/s/ [***]
Name:	[***]
Title:	Director
Date:	September 27, 2019